Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of NB Telecom, Inc. (the "Company") for the year ending December 31, 2007, I, Paul Kelly, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the year ending December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 15, 2008

NB Telecom, Inc.

By:  __/s/__________________________
          Paul Kelly